UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

Nu Horizons Electronics Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-08798	11-2621097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

70 Maxess Road, Melville, New York 11747
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (631) 396-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 22, 2006, the Board of Directors of Nu Horizons Electronics Corp. (the “Registrant”) appointed Kurt Freudenberg, the Registrant’s Chief Financial Officer (principal financial officer), to serve as a Director of the Registrant.

There is no arrangement or understanding between Mr. Freudenberg and any other person pursuant to which he was designated as a Director of the Registrant.

Mr. Freudenberg will not serve on any Committees of the Board of Directors.

Mr. Freudenberg became a Vice President of the Registrant on June 5, 2006 and became Chief Financial Officer on July 15, 2006. Pursuant to the terms of his employment, Mr. Freudenberg receives base and bonus compensation as more fully disclosed in Item 1.01 of the Registrant’s Form 8-K filed May 17, 2006, which information is incorporated herein by reference. In addition, in connection with the commencement of his employment, Mr. Freudenberg also received 15,000 restricted shares of the Registrant’s common stock, as more fully disclosed in Item 1.01 of the Registrant’s Form 8-K filed May 17, 2006, which information is incorporated herein by reference.

Except for the foregoing, there were no transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Registrant was a party in which the amount exceeds $60,000 and in which Mr. Freudenberg has a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU HORIZONS ELECTRONICS CORP.

Date: September 25, 2006	By:	/s/ Arthur Nadata
Arthur Nadata
Chief Executive Officer (Principal Executive Officer)